UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 16, 2010

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction

of Incorporation)

0-14278	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 16, 2010, Microsoft Corporation (the “Company”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”). There were 8,602,554,500 shares of common stock entitled to be voted. 7,400,374,953 shares were voted in person or by proxy. At the Annual Meeting:

(1) The shareholders voted to elect each of the nine (9) nominees for director.

(2) The shareholders voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2011.

(3) The shareholders rejected a shareholder proposal to amend the Company’s Bylaws to establish a board committee on environmental sustainability.

The Company’s inspector of election certified the following vote tabulations:

Board of Directors

Nominee	% Votes For	For	Against	Abstain	Broker Non- Vote
Steven A. Ballmer	94.74%	5,680,928,036	315,715,610	120,044,200	1,283,687,108
Dina Dublon	99.12%	6,048,464,472	53,642,403	14,580,751	1,283,687,328
William H. Gates III	98.43%	6,010,035,432	96,154,478	10,497,946	1,283,687,097
Raymond V. Gilmartin	99.10%	6,047,084,696	55,001,160	14,601,769	1,283,687,329
Reed Hastings	99.14%	6,049,717,314	52,555,198	14,415,119	1,283,687,323
Maria Klawe	99.14%	6,049,744,049	52,421,309	14,522,274	1,283,687,321
David F. Marquardt	98.37%	6,003,308,065	99,453,602	13,926,177	1,283,687,109
Charles H. Noski	99.06%	6,044,303,608	57,590,795	14,793,223	1,283,687,328
Helmut Panke	99.10%	6,046,551,178	55,071,407	15,065,040	1,283,687,329

Independent Auditor

	% Votes For	For	Against	Abstain	Broker Non- Vote
Ratification of independent auditor	98.91%	7,302,762,891	80,752,943	16,859,120	0

Shareholder Proposal

	% Votes For	For	Against	Abstain	Broker Non- Vote
Establish Board Committee on Environmental Sustainability	3.61%	194,555,704	5,193,428,670	728,704,691	1,283,685,888

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION
(Registrant)

Date: November 19, 2010	/s/ John A. Seethoff
John A. Seethoff
Assistant Secretary

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